UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2006

eLINEAR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

                                             0-27418                                                                                          76-0478045
(Commission File Number)                                                                        (I.R.S. Employer Identification No.)

2901 West Sam Houston Parkway North, Suite E-300, Houston, Texas 77043
(Address of principal executive offices, including zip code)

(713) 896-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐ Written communications pursuant to Rule 425 under the Securities Act.

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

    eLinear, Inc. entered into a letter of intent, subject to execution and closing of all definitive agreements to be negotiated, to acquire the operating assets of SweetWater Security Systems, LLC, a Houston based provider of sophisticated wireless video security systems for Public Housing Projects throughout the Southeastern United States. In the transaction, eLinear would issue 25,000,000 shares of its common stock from authorized but unissued shares for certain assets of SweetWater. Those assets consist of certain accounts receivable, equipment, inventory and up to $3 million in cash. This transaction is subject to entering into and closing a definitive agreement to be negotiated and subject to shareholder approval.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

Inapplicable.

(b)	Pro Forma Financial Information

Inapplicable.

(c)	Exhibits

Exhibit Number      Exhibit Description

99.1	Press Release dated July 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            eLinear, Inc.

By: _/s/  Tommy Allen___________
      Tommy Allen
      Chief Executive Officer

DATE:   July 12, 2006